Exhibit 99.1
TRIDENT MICROSYSTEMS REPORTS RESULTS FOR
FOURTH QUARTER OF FISCAL YEAR 2009
SANTA CLARA, Calif., July 27, 2009 — Trident Microsystems, Inc. (Nasdaq: TRID), a leader in high-performance semiconductor system solutions for the multimedia and digital television market, today announced results for its fiscal fourth quarter ended June 30, 2009. For the fiscal fourth quarter, the company reported net revenues of $14.9 million, which compares with net revenues of $6.9 million in the prior sequential quarter and $39.5 million in the same quarter a year ago. The sequential increase over the third fiscal quarter is primarily attributable to the addition of certain Micronas product lines, which was completed during the fiscal fourth quarter.
The company reported a net loss of $21.1 million, or $0.32 per basic share, for the fiscal fourth quarter on a generally accepted accounting principles (“GAAP”) basis. This compares with a net loss of $16.6 million, or $0.27 per basic share, in the prior sequential quarter and a net loss of $6.9 million, or $0.11 per basic share, for the same quarter a year ago.
Non-GAAP Results
Non-GAAP net loss for the fourth quarter of fiscal 2009 was $15.7 million, or $0.24 per basic share. This compares with a non-GAAP net loss of $14.4 million, or $0.23 per basic share, in the prior sequential quarter and non-GAAP net income of $7.0 million, or $0.11 per diluted share, in the same quarter a year ago. A detailed reconciliation between GAAP and non-GAAP net income/loss is provided in a table following the non-GAAP consolidated statements of operations.
Sylvia Summers Couder, Trident’s chief executive officer and president, said, “In the fiscal fourth quarter we completed the acquisition of three Micronas product lines and achieved our stated financial and operating objectives for the quarter, including the initial integration steps following the acquisition. We believe that Trident’s opportunity to close tier one DTV design wins in 2010 has been significantly strengthened by the addition of the newly acquired Micronas technologies and our internal development efforts in fiscal year 2009.”
Summers Couder continued, “Despite our optimism, the long cycle from product development to production, the competitive nature of our markets, and weak demand will continue to pose near-term challenges. As a result, we are taking the steps necessary to realize the synergies from the acquisition and minimize cash burn while sustaining the investment necessary to realize our long-term goals.”
Outlook for Fiscal First Quarter Ending September 30, 2009
Trident’s outlook for the first quarter of fiscal year 2010, described below, is based on current expectations and is subject to various factors, including those set forth in the Forward-Looking Information statement below. Actual results may differ materially.
•	Net revenues are expected to be in the range of $22 million to $25 million.

•	Non-GAAP gross margins are expected to be in the range of 31% to 33%.

•	Non-GAAP operating expenses are expected to be in the range of $20 million to $21 million, with research and development expenses in the range of $14 million to $15 million and selling, general and administrative expenses of approximately $6 million.

•	To better align its resources with the opportunities in fiscal 2010, the company this week will implement a 10% reduction in its global workforce, which is expected to result in restructuring charges of approximately $1.5 million.

•	Non-GAAP operating loss is expected to be in the range of $12 to $14 million.

•	Provision for income taxes is expected to be approximately $0.3 million.

•	The company expects to end the quarter with a cash balance of approximately $165 million to $170 million.
Summers Couder concluded, “Our market continues to be attractive because it is large, responsive to innovation, and lacks a clear leader. We expect to see further consolidation in our market in the future and we will continue to explore strategic acquisitions that could accelerate our revenue growth and a return to profitability.”
Use of Non-GAAP Financial Information
To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming, or non-GAAP, measure of net income (loss) that is GAAP net income (loss) adjusted to exclude certain costs, expenses and gains. Non-GAAP net income (loss) gives an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, non-GAAP net income (loss) is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net income (loss) by adjusting GAAP net income (loss) for stock-based compensation expense, expenses related to the stock option investigation and related matters, restructuring charges, expenses related to software license fees adjustment, amortization of intangible assets from the acquisition of Trident’s Beijing subsidiary and the purchase of the minority interests of Trident’s Taiwan subsidiary (Trident Technologies, Inc.), impairment loss, backlog amortization, capital gains and losses and dividend income. A detailed reconciliation between net income (loss) on a GAAP basis and non-GAAP net income (loss) is provided in a table following non-GAAP Consolidated Statements of Operations.
Investor Conference Call
Management will host a conference call at 2:00 pm Pacific Time today. The domestic dial in is 866-314-9013; the international dial-in is 617-213-8053. Passcode: 24116244. A replay of the conference call will be available for two weeks, beginning approximately two hours following the conference call and will be accessible by calling 888-286-8010 (domestic) or 617-801-6888 (international) using access code 52648914. This call is being webcast by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. The webcast also is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com; institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
Forward-Looking Information
This press release contains forward-looking statements, including statements regarding financial expectations for the first quarter of fiscal year 2010, as well as our ability to close tier one DTV design wins in 2010 and beyond, grow through further acquisitions, realize the synergies from the Micronas acquisition and reduce our cash burn rate. The forward-looking statements made above are subject to certain risks and uncertainties, and actual results could vary materially depending on a number of factors. These risks include, in particular, our ability to realize the benefits from our acquisition of product lines from Micronas, our ability to build upon our core strengths, including our technology, engineering team, competitive cost structure and strong balance sheet, the timing of product introductions, the ability to obtain design wins among major OEMs for Trident’s products, and competitive pressures, including pricing and competitors’ new product introductions, the impact of the deteriorating global macroeconomic environment, the increasingly competitive DTV market and our ability to retain key employees. Additional factors that may affect Trident’s business are described in detail in Trident’s filings with the Securities and Exchange Commission available at http://www.sec.gov.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Santa Clara, California, designs, develops and markets integrated circuits, or ICs for digital media applications, such as digital television and LCD television. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the Company’s web site: http://www.tridentmicro.com.
NOTE: Trident is a registered trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.
For More Information
Swenson Partners for Trident Microsystems
John Swenson
Tel: 415-302-2324
Email: john@swenson-partners.com
Web site: http://www.tridentmicro.com

Trident Microsystems, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	March 31,	June 30,
(In thousands)	2009	2009	2008

ASSETS
Current assets
Cash and cash equivalents	$187,937	$202,581	$213,296
Short-term investments	—	—	26,704
Accounts receivable, net	9,375	812	4,510
Inventories	6,828	1,650	8,680
Prepaid expenses and other current assets	9,425	10,918	12,863

Total current assets	213,565	215,961	266,053

Property and equipment, net	27,587	23,381	23,425
Intangible assets, net	7,685	4,298	8,428
Goodwill	7,708	—	1,432
Other assets	6,767	9,664	9,977

Total assets	$263,312	$253,304	$309,315

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,485	$4,794	$10,889
Accrued expenses and other current liabilities	25,059	15,830	22,910
Income taxes payable	13,107	12,320	16,309

Total current liabilities	48,651	32,944	50,108
Long-term income taxes payable	21,658	21,476	21,579
Deferred income tax liabilities	81	249	370

Total liabilities	70.390	54,669	72,057

Stockholders’ equity
Capital stock	234,204	218,842	208,360
(Accumulated deficit) / retained earnings	(41,282)	(20,207)	28,950
Accumulated other comprehensive loss	—	—	(52)

Total stockholders’ equity	192,922	198,635	237,258

Total liabilities and stockholders’ equity	$263,312	$253,304	$309,315

Trident Microsystems, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except per share data)	2009	2009	2008	2009	2008

Net revenues	$14,912	$6,852	$39,496	$75,761	$257,938
Cost of revenues	10,290	6,391	22,736	$52,433	137,912

Gross profit	4,622	461	16,760	23,328	120,026
Gross margin	31.0%	6.7%	42.4%	30.8%	46.5%
Research and development expenses	15,802	11,434	13,223	53,016	52,608
% of net revenues	106.0%	166.9%	33.5%	70.0%	20.4%
Selling, general and administrative expenses	7,421	3,626	10,207	29,617	48,598
% of net revenues	49.8%	52.9%	25.8%	39.1%	18.8%
Impairment of goodwill	—	1,432	—	1,432	—
% of net revenues	—	20.9%	—	1.9%	—
In-process research and development	697	—	—	697	—
% of net revenues	4.7%	—	—	0.9%	—
Restructuring charges	8	41	—	810	—
% of net revenues	0.1%	0.6%	—	1.1%	—

Income (loss) from operations	(19,306)	(16,072)	(6,670)	(62,244)	18,820
% of net revenues	(129.5)%	(234.6)%	(16.9)%	(82.2)%	7.3%
Net (loss) on investment in / dividend income from UMC stock	—	—	(6,480)	(8,187)	(6,480)
Interest and other income (expense), net	(806)	1,287	1,328	5,712	6,611

Income (loss) before income taxes	(20,112)	(14,785)	(11,822)	(64,719)	18,951
% of net revenues	(134.9)%	(215.8)%	(29.9)%	(85.4)%	7.3%
Provision for (benefit from) income taxes (1)	963	1,819	(4,892)	5,513	8,799
% of net revenues	6.5%	26.5%	(12.4)%	7.3%	3.4%

Net income (loss)	(21,075)	(16,604)	(6,930)	(70,232)	$10,152
% of net revenues	(141.3)%	(242.3)%	(17.5)%	(92.7)%	3.9%

Basic net income (loss) per share	$(0.32)	$(0.27)	$(0.11)	$(1.12)	$0.17

Common shares used in computing basic per share amounts	65,565	61,829	60,390	62,535	59,367

Diluted net income (loss) per share	$(0.32)	$(0.27)	$(0.11)	$(1.12)	$0.16

Common and common equivalent shares used in computing diluted per share amounts	65,565	61,829	60,390	62,535	62,751

(1)	Amounts for each quarter ended include the amortization of foreign taxes associated with intercompany profit on assets remaining within Trident’s group.

Trident Microsystems, Inc.
Non-GAAP Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended			Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except per share data)	2009	2009	2008	2009	2008

Net revenues	$14,931	$6,852	$39,496	$75,780	$257,938
Cost of revenues	9,368	5,321	21,446	47,168	132,011

Gross profit	5,563	1,531	18,050	28,612	125,927
Gross margin	37.3%	22.3%	45.7%	37.8%	48.8%
Research and development expenses	12,886	10,382	10,717	45,158	38,803
% of net revenues	86.3%	151.5%	27.1%	59.6%	15.0%
Selling, general and administrative expenses	5,865	5,004	6,584	23,039	26,555
% of net revenues	39.3%	73.0%	16.7%	30.4%	10.3%
In-process research and development	697	—	—	697	—
% of net revenues	34.7%	—	—	34.7%	—

Income (loss) from operations	(13,885)	(13,855)	749	(40,282)	60,569
% of net revenues	(93.0)%	(202.2)%	1.9%	(53.2)%	23.5%
Interest and other income (expense), net (1)	(806)	1,280	1,322	5,820	3,859

Income (loss) before income taxes	(14,691)	(12,575)	2,071	(34,462)	64,428
% of net revenues	(98.4)%	(183.5)%	5.2%	(45.5)%	25.0%
Provision for (benefit from) income taxes (2)	963	1,819	(4,892)	5,513	8,799
% of net revenues	6.4%	26.5%	(12.4)%	7.3%	3.4%

Net income (loss)	(15,654)	(14,394)	6,963	(39,975)	55,629
% of net revenues	(104.8)%	(210.1)%	17.6%	(52.8)%	21.6%

Basic net income (loss) per share	$(0.24)	$(0.23)	$0.12	$(0.64)	$0.94
Common shares used in computing basic per share amounts	65,565	61,829	60,390	62,535	59,367

Diluted net income (loss) per share	$(0.24)	$(0.23)	$0.11	$(0.64)	$0.87
Common and common equivalent shares used in computing diluted per share amounts under non-GAAP basis (3)	65,565	61,829	63,541	62,535	63,840

(1)	Amounts in the three months and the year ended June 30, 2009 included a $1.0 million foreign currency remeasurement loss and $2.6 million foreign currency remeasurement gain, respectively, related to income taxes payable in foreign jurisdictions, which resulted from the relative strengthening of the U.S. dollar.

(2)	Amounts for each quarter ended include the amortization of foreign taxes associated with intercompany profit on assets remaining within Trident’s group.

(3)	Common and common equivalent shares used to calculate non-GAAP diluted net income per share excluded all the unamortized stock compensation of stock options and restricted shares when determining whether the awards are anti-dilutive. We also excluded unamortized stock compensation from the assumed proceeds under the treasury stock method.

Trident Microsystems, Inc.
A reconciliation between net income on a GAAP basis and a non-GAAP basis is as follows:

	Three Months Ended			Year Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands, except per share data, unaudited)	2009	2009	2008	2009	2008
GAAP net income (loss)	($21,075)	($16,604)	($6,930)	($70,232)	$10,152
Impairment of goodwill and intangible assets (1)
Cost of revenues	—	294	1,127	677	5,138
Selling, general and administrative expenses	—	1,735	146	1,739	588
Research and development	1,706	—	—	1,706	—

Total impairment of goodwill and intangible assets	1,706	2,029	1,273	4,122	5,726

Backlog amortization	19	—	—	19	—
Amortization of acquisition-related intangible assets (2)
Cost of revenues	768	628	—	3,567	—
Selling, general and administrative expenses	51	76	—	398	—

Total amortization of acquisition-related intangible assets	819	704	—	3,965	—

Stock-based compensation expense (3)
Cost of revenues	149	145	163	587	763
Research and development	1,710	1,340	2,596	7,539	12,418
Selling, general and administrative expenses	1,401	1,318	1,608	4,547	15,424

Total stock-based compensation expense	3,260	2,803	4,367	12,673	28,605

Restructuring Charges
Cost of revenues	5	3	—	15	—
Research and development	0	28	—	470	—
Selling, general and administrative expenses	8	13	—	340	—

Total restructuring charges	13	44	—	825	—

Stock options related professional fees — (SG&A) (4)	104	(3,075)	1,869	1,326	6,031

Software license fees — (R&D) (5)	(500)	(288)	(90)	(1,387)	1,387

Prepaid royalties adjustment (6)
Cost of revenues	—	—	—	419	—

Loss/Impairment/Dividend on UMC stock (7)
Loss of sale of UMC stock	—	—	—	8,959	—
Impairment loss of UMC stock	—	—	6,480	429	6,480
UMC stock dividend income	—	—	—	(1,201)	—

Total impact on UMC stock	—	—	6,480	8,187	6,480
Impairment of other investment	—	—	—	127	—
Capital gain on investments, net (8)	—	(7)	(6)	(19)	(2,752)

Non-GAAP net income (loss)	($15,654)	($14,394)	$6,963	($39,975)	$55,629

Basic net income (loss) per share	$(0.24)	$(0.23)	$0.12	$(0.64)	$0.94

Common shares used in computing basic per share amounts	65,565	61,829	60,390	62,535	59,367

Diluted net income (loss) per share	$(0.24)	$(0.23)	$0.11	$(0.64)	$0.87

Common and common equivalent shares used in computing diluted per share amounts under non-GAAP basis	65,565	61,829	63,541	62,535	63,840

(1)	Charges for impairment of goodwill and intangible assets incurred as a result of their carrying value exceeding the fair value. The impaired goodwill and intangible assets related to acquired TMBJ and certain third-party purchased IP. Management believes that these charges are not directly associated with the Company’s core operating performance.

(2)	Amortization of acquisition-related intangible assets represents the amortization of identifiable intangible assets from the acquisition of TMBJ and the purchase of the minority interests of the Company’s TTI subsidiary. Management deemed that these acquisition-related charges are not related to Trident’s core operating performance and it is appropriate to exclude those charges from Trident’s non-GAAP financial measures, as it enhances the ability of investors to compare Trident’s period-over-period operating results.

(3)	Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. This is non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Trident’s control. Hence, management excludes this item from the non-GAAP financial measures.

(4)	Stock options related professional fees are excluded from the non-GAAP net income (loss) calculation. Management believes that these professional fees are not related to the Company’s ongoing business and operating performance of Trident. Amounts in the three months and year ended June 30, 2009 include insurance reimbursements received for the Directors’ and Officers’ insurance partially offset by the stock options related professional fees incurred.

(5)	Software license fees represent an adjustment for prior years’ software usage.

(6)	Adjustment incurred to write down existing royalties that the Company prepaid to certain vendors. Management believes that the adjustment is not directly associated with Trident’s core operating performance.

(7)	Management believes that the capital loss on the sale of UMC stock and the dividend income received from UMC are not directly related to the ongoing business and operating performance of Trident. In addition, at September 30, 2008, based on the guidance prescribed in FSPs No. FAS 115-1 and FAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, the Company determined that the decline in value of its remaining investment in UMC was other than temporary. As a result, the Company recorded an impairment loss in the first quarter of fiscal year 2009 for this decline in value. The capital loss, dividend income and impairment loss from the investment in UMC have all been excluded from the non-GAAP net loss calculation.

(8)	The capital gain related to cash distribution from one of the Company’s investments. Management believes that such capital gain on the investment is not related to the ongoing business and operating performance of Trident. As such, management believes that it is appropriate to exclude investment related gain from Trident’s non-GAAP financial measures.